UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2011 (May 31, 2011)

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e) On May 31, 2011 the Board of Directors (the “Board”) of TPC Group Inc. (the “Company”) elected Rishi A. Varma as Vice President and General Counsel of the Company effective June 6, 2011.

Prior to joining the Company, Mr. Varma, age 38, held senior leadership roles with Trico Marine Services, Inc., a global provider of subsea, trenching and installation, and towing and supply services, serving as President and Chief Operating Officer from January 2010 to August 2010, Senior Vice President, Chief Administrative Officer and General Counsel from March 2007 to December 2009, and General Counsel from April 2005 to March 2007. Since January 2011 Mr. Varma has acted as a legal consultant to a Houston-based private equity firm. Previously, Mr. Varma was employed by EGL, Inc., an international freight forwarding company, serving as Securities Counsel and Director of Investor Relations from February 2003 to April 2005. Mr. Varma was a consultant and Acting General Counsel for Technology Holdings (India) Pvt. Ltd., a global mergers and acquisitions firm, from June 2002 to January 2003, and previously was an associate with the law firms of Brobeck, Phleger & Harrison LLP and Rosenman & Colin LLP. He holds a J.D. from Georgetown University Law Center and a B.A. in Political Science from Georgetown University.

There are no arrangements or understandings between Mr. Varma and any other person pursuant to which Mr. Varma was selected as an officer. Mr. Varma has no family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Varma has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company and Mr. Varma executed an offer letter dated as of May 31, 2011 pursuant to which Mr. Varma’s annual base salary will be $300,000. The offer letter also provides that he will be eligible (i) to receive an award under the Company’s 2009 Long Term Incentive Plan for calendar year 2011 with a grant date target value of 50% of base salary, (ii) to earn an annual incentive bonus based on achievement of performance goals determined by the Compensation Committee of the Board, with a bonus target percentage of 50% of base salary and (iii) to participate in the Company’s executive severance plan, savings and retirement plans and welfare benefit plans that are generally available to executive officers, and four weeks’ paid vacation per calendar year. The offer letter also provides that Mr. Varma will receive an initial award under the 2009 Long Term Incentive Plan, consisting of a restricted stock unit award with a grant date value of $75,000 which will become fully vested on January 1, 2014 provided he is employed by the Company on that date, to be granted as soon as practicable after June 6, 2011. The Employment Offer Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing description is qualified in its entirety by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Offer Letter Agreement dated May 31, 2011, by and between TPC Group Inc. and Rishi A. Varma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: June 1, 2011	By:	/s/ Shannon B. Weinberg
Shannon B. Weinberg
Deputy General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Offer Letter Agreement dated May 31, 2011, by and between TPC Group Inc. and Rishi A. Varma.